EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Fiscal Year and Quarter Ended September 28, 2019

CONCORD, Mass., Dec. 09, 2019 (GLOBE NEWSWIRE) -- Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the fiscal year and quarter ended September 28, 2019. For the quarter ended September 28, 2019, the Company reported net income of $1,032,000, or $0.56 per share, on revenue of $2,749,000, compared to a net loss of $(259,000), or $(0.14) per share, on revenue of $1,137,000 for the quarter ended September 29, 2018. For the year ended September 28, 2019, the Company reported net income of $631,000, or $0.34 per share, on revenue of $7,024,000, compared to a net loss of $(1,480,000), or $(0.80) per share, on revenue of $3,685,000 for the year ended September 29, 2018.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “The Company experienced a return to profitability in fiscal year 2019.  The Company completed delivery of several foreign and domestic contracts for its DSP 9000/HSE 6000 radio encryption products.  It also provided significant engineering services under contracts that were completed in fiscal 2019.

“Offering high-end custom cryptographic services and solutions is an established market niche for the Company and we believe an important competitive differentiator. In fiscal 2019, custom TCC equipment and services continued to provide recurring revenue opportunities within the Company’s established government systems product line; such equipment sales consisted primarily of our DSP 9000/HSE 6000 radio encryption and digital encryption CX7211 products, along with custom solution engineering services.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended June 29, 2019, March 30, 2019 and December 29, 2018 and its Annual Report on Form 10-K for the fiscal year ended September 29, 2018 and the “Risk Factors” section included therein.

Technical Communications Corporation

     Condensed consolidated statements of operations

	Quarter Ended
	09/28/2019	09/29/2018
	(Unaudited)	(derived from audited financial statements)
Net sales	$2,749,000	$1,137,000
Gross profit	1,714,000	243,000
S, G & A expense	536,000	428,000
Product development costs	146,000	78,000
Operating income (loss)	1,032,000	(263,000)
Net income (loss)	1,032,000	(259,000)
Net income (loss) per share:
Basic	$0.56	$(0.14)
Diluted	$0.56	$(0.14)

	Year Ended
	09/28/2019	09/29/2018
	(Unaudited)	(derived from audited financial statements)
Net sales	$7,024,000	$3,685,000
Gross profit	3,358,000	972,000
S, G & A expense	2,407,000	1,941,000
Product development costs	333,000	521,000
Operating income (loss)	618,000	(1,490,000)
Net income (loss)	631,000	(1,480,000)
Net income (loss) per share:
Basic	$0.34	$(0.80)
Diluted	$0.34	$(0.80)

     Condensed consolidated balance sheets

	09/28/2019	09/29/2018
	(Unaudited)	(derived from audited financial statements)
Cash and marketable securities	$1,593,000	$1,982,000
Accounts receivable - trade	126,000	559,000
Inventory	1,042,000	1,369,000
Other current assets	118,000	142,000
Total current assets	2,879,000	4,053,000
Property and equipment, net	38,000	49,000

Total assets	$2,917,000	$4,102,000

Accounts payable	$355,000	$188,000
Accrued expenses and other current liabilities	342,000	274,000
Deferred revenue	-	2,107,000
Total current liabilities	697,000	2,569,000
Total stockholders’ equity	2,220,000	1,533,000
Total liabilities and stockholders’ equity	$2,917,000	$4,102,000

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com